Exhibit 25.1

UNITED STATES

securities and exchange commission

Washington, D.C. 20549

FORM T-1

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0201230

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas 77056

(713) 300-0587

(Name, address and telephone number of agent for service)

VERITEX HOLDINGS, INC.

(Exact name of obligor as specified in its charter)

Texas	27-0973566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8214 Westchester Drive, Suite 800 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

4.75% Fixed to Floating Rate Subordinated Notes due 2029

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15.	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).
2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).
3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).
4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).
5.	A copy of each indenture referred to in Item 4, if the obligor is in default. Not applicable.
6.	The consents of United States institutional Trustees required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).
7.	A copy of the report of condition of the Trustee as of September 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit 7.
8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.
9.	Foreign trustees are required to file a consent to serve of process of Form F-X [§269.5 of this chapter]. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Kansas City, State of Missouri, on the 21st day of January, 2020.

UMB BANK, NATIONAL ASSOCIATION

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Senior Vice President

Exhibit 7

Umb Bank, National Association - FDIC Certificate Number: 8273

Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2019

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Page 17 of 85
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All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	657,455	1.a.
b. Interest-bearing balances (2)			0071	202,773	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	1,102,005	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	7,411,818	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	160	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	305	3.a.
b. Securities purchased under agreements to resell (5,6)			B989	463,087	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	11,025	4.a.
b. Loans and leases held for investment	B528	13,043,798			4.b.
c. LESS: Allowance for loan and lease losses (7)	3123	107,406			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	12,936,392	4.d.
5. Trading assets (from Schedule RC-D)			3545	72,734	5.
6. Premises and fixed assets (including capitalized leases)			2145	222,956	6.
7. Other real estate owned (from Schedule RC-M)			2150	2,939	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	120,143	10.
11. Other assets (from Schedule RC-F) (6)			2160	760,941	11.
12. Total assets (sum of items 1 through 11)			2170	23,964,733	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	19,486,735	13.a.
(1) Noninterest-bearing (8)	6631	6,854,811			13.a.1.
(2) Interest-bearing	6636	12,631,924			13.a.2.
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (9)			B993	147,239	14.a.
b. Securities sold under agreements to repurchase (10)			B995	1,644,288	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	16,860	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (11)			3200	0	19.

1 Includes cash items in process of collection and unposted debits.
2 Includes time certificates of deposit not held for trading.
3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4 Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.
5 Includes all securities resale agreements, regardless of maturity.
6 Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8 Includes noninterest-bearing, demand, time, and savings deposits.
9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10 Includes all securities repurchase agreements, regardless of maturity.
11 Includes limited-life preferred stock and related surplus.

Reporting Period: September 30, 2019 October 30, 2019 1:44 PM

Umb Bank, National Association - FDIC Certificate Number: 8273

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RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Amount	
Liabilities—continued			
20. Other liabilities (from Schedule RC-G)	2930	388,392	20.
21. Total liabilities (sum of items 13 through 20)	2948	21,683,514	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	750,818	25.
26. a. Retained earnings	3632	1,406,629	26.a.
b. Accumulated other comprehensive income (1)	B530	102,522	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	2,281,219	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	2,281,219	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	23,964,733	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: September 30, 2019

October 30, 2019 1:44 PM